BK TECHNOLOGIES CORPORATION		CONTROL ID:
REQUEST ID:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
	DATE:	JULY 12, 2019
	TIME:	9:00 AM Local Time
	LOCATION:	9130 Galleria Court, Third Floor, Naples, Florida 34109
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/BKTI and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2018 Annual Report and Proxy Card are available at: https://www.iproxydirect.com/BKTI

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before July 2, 2019.

For directions to the annual meeting, please call (321) 984-1414.

you may enter your voting instructions at https://www.iproxydirect.com/BKTI until 11:59 pm eastern time July 11, 2019.

The purposes of this meeting are as follows:

1. To elect seven directors named in the proxy statement to serve on our board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Moore Stephens Lovelace, P.A. as our independent registered public accounting firm for fiscal 2019; and

3. To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on May 14, 2019 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.60 per share, that they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” all proposals above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

BK Technologies Corporation
SHAREHOLDER SERVICES
500 Perimeter Park Drive Suite D
Morrisville, NC 27560

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT